EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of JS Beauty Land Network Technology Inc.

We consent to the incorporation by reference in the Form 10 of JS Beauty Land Network Technology Inc. as to our report dated July 10, 2018, with respect to the Balance Sheet of JS Beauty Land Network Technology Inc. as of June 30, 2018 and the related Statements of Operations, Stockholders’ Equity and Statement of Cash Flows for the period from inception on May 8, 2018 through June 30, 2018.

/s/ TAAD LLP
Diamond Bar, CA
August 27 , 2018